FORM OF

AMENDMENT THREE

TO THE

AMENDED AND RESTATED FUND ACCOUNTING AGREEMENT

This AMENDMENT THREE (the “Amendment”) amends that certain AMENDED AND RESTATED FUND ACCOUNTING AGREEMENT, dated September 12, 2025, by and among Hartford Funds Management Company, LLC, and each of Hartford Funds Exchange-Traded Trust and Lattice Strategies Trust (collectively, the “Trusts”) (the “Agreement”), on behalf of their respective series listed on Schedule A (each a “Fund”), and is effective as of August [4], 2026 (the “Effective Date”).

WHEREAS, each of the series listed on Schedule A to the Agreement is a separate series of the Trusts having separate assets and liabilities; and

WHEREAS, the parties hereto desire to amend and restate the Schedule A to reflect the addition of the following new funds: Hartford Alpha Capture International Equity ETF, Hartford Alpha Capture International Value ETF, and Hartford High Yield ETF, as set forth below and as previously approved by the Boards of Trustees (“Board”);

NOW, THEREFORE, in consideration of the promises and covenants contained herein, it is agreed among the parties hereto as follows:

1.	Pursuant to Section 10 of the Agreement, Schedule A of the Agreement is hereby deleted and replaced with the amended and restated Schedule A attached to this Amendment.

2.	The changes to the Agreement reflected in the Amendment shall become effective as of the Effective Date reflected in this Amendment.

3.	All other provisions of the Agreement remain in full force and effect.

4.

Except as amended by this Amendment, the terms of the Agreement remain unchanged and may be further modified only by mutual written agreement of the parties and, where required, the approval of the Board.

5.	This Amendment may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[signatures follow on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the date first above written.

HARTFORD FUNDS EXCHANGE-TRADED TRUST

By:
Ankit Puri
Vice President and Treasurer

LATTICE STRATEGIES TRUST

By:
Ankit Puri
Vice President and Treasurer

HARTFORD FUNDS MANAGEMENT COMPANY, LLC

By:
Amy N. Furlong
Chief Financial Officer

AMENDED AND RESTATED SCHEDULE A

to the Amended and Restated Fund Accounting Agreement

HARTFORD FUNDS EXCHANGE-TRADED TRUST

Hartford AAA CLO ETF

Hartford Alpha Capture Growth ETF

Hartford Alpha Capture International Equity ETF

Hartford Alpha Capture International Value ETF

Hartford Alpha Capture Value ETF (formerly, Hartford Quality Value ETF)

Hartford Core Bond ETF

Hartford Dynamic Bond ETF

Hartford Equity Premium Income ETF

Hartford High Yield ETF

Hartford Large Cap Growth ETF

Hartford Municipal Opportunities ETF

Hartford Strategic Income ETF

Hartford Schroders Tax-Aware Bond ETF

Hartford Total Return Bond ETF

LATTICE STRATEGIES TRUST

Hartford Disciplined US Equity ETF

Hartford Multifactor Developed Markets (ex-US) ETF

Hartford Multifactor Emerging Markets ETF

Hartford Multifactor Small Cap ETF

Hartford Multifactor US Equity ETF

Hartford US Quality Growth ETF

Hartford US Value ETF